UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2013

EUROSITE POWER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-54484	27-5250881
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 522-6000
(Registrant’s telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On September 27, 2013, Anthony S. Loumidis resigned, effective September 30, 2013, from his positions as Chief Financial Officer, Secretary and Treasurer of EuroSite Power Inc., or the Company, and any other positions he may have had with the Company. Mr. Loumidis resigned in order to pursue other professional opportunities. Mr. Loumidis’s resignation was not a result of any disagreement with the Company or the Company’s Board of Directors.

On September 27, 2013, Mr. Loumidis entered into a consulting agreement with the Company pursuant to which Mr. Loumidis will act as a consultant and financial advisor to the Company. A copy of the consulting agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 5.02. The description of the consulting agreement herein is qualified in its entirety by reference to the text of the consulting agreement.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 10.1 - Consulting Agreement by and between the Company and Anthony S. Loumidis, dated September 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 27, 2013	EUROSITE POWER INC.
By: /s/ Anthony S. Loumidis
Anthony S. Loumidis, Chief Financial Officer

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